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EXHIBIT 23.1

                     WILLIAMS & WEBSTER, P.S.
                   Certified Public Accountants
                       601 West Riverside
                            Suite 1940
                 Spokane, Washington   99201-0611
                          (509) 838-8111
                        FAX (509) 624-5001




             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Keystone Mines Limited
Las Vegas, Nevada


We consent to the use of our audit report dated August 30, 2000, on the financial statements of Keystone Mines Limited as of June 30, 2000 and July 31, 2000 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster P.S.

Williams & Webster, P.S.
Spokane, Washington

September 27, 2000